Exhibit 2

INFORMATION DIRECTED TO THE SHAREHOLDERS OF VISTA ENERGY, S.A.B. DE C.V. RELATED TO THE ORDINARY GENERAL SHAREHOLDERS´ MEETING TO BE HELD ON MARCH 3, 2025

In relation to items I and II of the agenda of the ordinary general shareholders’ meeting of Vista Energy, S.A.B. de C.V. (the “Company” or “Vista”), to be held at 10:00 hours on March 3, 2025 (the “Shareholders’ Meeting”) in terms of the call published on January 21, 2025 on the website of the Bolsa Mexicana de Valores, S.A.B. de C.V. and in the Electronic System of the Ministry of Economy, and in compliance with the provisions of Articles Eighteenth and Twentieth of the Company’s bylaws and Article 47 of the Securities Market Law (Ley del Mercado de Valores), Vista informs its shareholders of the following:

Item I of the Agenda: To act quickly and effectively in the face of potential business opportunities in line with our growth strategy, it is necessary to have the necessary tools to structure and execute acquisitions of rights and assets related to the development of non-conventional hydrocarbon reserves and resources in the basins where Vista operates. The above considering that the acquisition processes of these rights and assets are extremely competitive, which requires us to act quickly to avoid disadvantages and ensure that we do not lose valuable opportunities to other participants in the process. Therefore, the shareholders of the Company will be asked to adopt the following resolutions in relation to the first item of the agenda of the Shareholders’ Meeting:

1.

“It is hereby approved that the Company may carry out, directly or indirectly, one or more acquisitions of exploration and/or exploitation rights, interests in concessions, licenses, and agreements for the development of unconventional hydrocarbon reserves and resources and/or any other asset related to the development of unconventional hydrocarbon reserves and resources located in basins where the Company operates, including the acquisition and/or participation in entities holding such assets (any of these, a “Potential Acquisition”), provided that the total amount of any of these represents more than 20% of the value of the Company’s consolidated assets (based on figures as of the end of the last quarter reported at the time of executing the first of such Possible Acquisitions or of executing the Potential Acquisition, if only one is executed), in the understanding that if the Potential Acquisition (or Potential Acquisitions, as a whole) represents an equal or lower percentage, it (or they) will not be subject to the present approval; and it is further understood that the total amount of the Potential Acquisition or Potential Acquisitions may not exceed, in the aggregate and within a period of 12 months from the date of this Ordinary General Meeting, 50% of the value of the consolidated assets of the Company (based on figures as of the end of the last quarter reported at the time of executing the first of such Potential Acquisition or of executing the Potential Acquisition, if only one is executed).”

2.

“In relation to the above point, it is hereby approved to delegate to the Board of Directors of the Company the authority to determine all the final terms, conditions, and characteristics to which the Potential Acquisition, or Potential Acquisitions, will be subject, which must adhere to the usual market terms for operations of this type. The Board of Directors may, for this purpose, designate and grant the necessary powers to the persons it deems appropriate, so that in the name and on behalf of the Company, they carry out all acts, whether factual or legal, related to the Potential Acquisition, or Potential Acquisitions, including, without limitation, entering into and signing any agreement, contract, document, instrument, certificate, titles, letters, memorandums, certifications derived from or related to the Potential Acquisition, or Potential Acquisitions.”

3.

“All contracts, agreements, titles, bids, letters, memorandums, certifications, and other documents entered into, signed, or issued by the Company in relation to the Potential Acquisition, or Potential Acquisitions, approved in accordance with the first resolution are hereby ratified in their terms.”

Item II of the Agenda: To ensure that Vista has the necessary resources, in the form of financial debt, to carry out the Potential Acquisition, or Potential Acquisitions, in accordance with the above, the shareholders of the Company will be asked to adopt the following resolution in relation to the second item of the agenda of the Shareholders’ Meeting:

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1.

“It is approved that the Company and/or any of its direct and indirect subsidiaries, regardless of their place of incorporation, enter into one or more credit agreements, with or without security (which may be real, personal, or of any other type permitted by applicable law) whose main purpose is the total or partial payment of the Potential Acquisition, or Potential Acquisitions, approved in accordance with the first item of the agenda of this Meeting, the payment of expenses and costs associated with the Potential Acquisition, or Potential Acquisitions, and to finance working capital and other general corporate purposes; as well as to delegate to the Board of Directors the authority to determine all the terms, conditions, and other characteristics to which the financing(s) will be subject. The Board of Directors may, for this purpose: (i) designate the special attorneys-in-fact necessary for the negotiation and signing of credit agreements, promissory notes, fee letters, documents evidencing the creation of any type of security (real, personal, or of any other type permitted by applicable law), including without limitation pledges, mortgages, security agreements, guarantees, joint obligations, guarantees, endorsements, as well as any trust agreement, governed by the law of any jurisdiction, including, without limitation, guarantee trust agreements where the Company and/or any of its direct and indirect subsidiaries, regardless of their place of incorporation, acts as trustor and/or trustee, under which the Company and/or any of its subsidiaries, encumber assets as security and/or transfer the ownership of any asset, right, or asset to the trust estate of such guarantee trust agreements; (ii) hire a process agent with domicile in the United States of America, if necessary, approving for this purpose the granting of a special irrevocable power of attorney with litigation and collection faculties, in terms of the first paragraph of Article 2,554 of the Civil Code for the Federal District and its correlatives and concordant articles in the Federal Civil Code and in the Civil Codes of the other Federal Entities of the United Mexican States but with all general faculties and as broad as required by law, to be exercised in any jurisdiction by any of its attorneys-in-fact who have the necessary faculties for this purpose, and so that, in the name and on behalf of the Company and/or any of its direct and indirect subsidiaries, regardless of their place of incorporation, act as process agent, as well as to receive all kinds of notifications, notices, summons, resolutions, judgments, or communications of any nature in relation to any lawsuit, action, proceeding, or trial, including, without limitation, judicial, administrative, or arbitration proceedings, brought before any court in the United States of America; and (iii) enter into or sign any other agreement, contract, title, document, instrument, certificate, notification, notice, requirement, endorsement, or request of any nature, amendments, supplements, additions, modifying agreements, restatements, or terminations that are necessary or convenient.”

Item III of the Agenda: In order for Vista to have the necessary resources, through one or more increases in the variable portion of the Company’s capital stock, to be able to carry out the Potential Acquisition, or Potential Acquisitions, in accordance with the above, the Company’s shareholders will be asked to adopt the following resolution in connection with item III of the agenda of the Shareholders’ Meeting:

1.

“It is approved that the Company carry out one or several increases of the variable portion of the capital stock of the Company and the consequent issuance of Series A shares (which may be represented by ADSs) to pay in whole or in part any Potential Acquisition, as well as the delegation to the Board of Directors of the Company the ability to determine the terms of the issuance and subscription of the respective Series A shares for such purposes, as well as to define the payment method of any Potential Acquisition, whether in cash, shares or anu other means; in the understanding that the preferential subscription right will be excluded in connection with the issuance of such Series A shares and that the issuance of such Series A shares may not exceed, with respect to each capital increase, the number of shares representing 15% of the Series A shares representative of the capital stock outstanding of the Company at the time of each capital increase.”

2.

“With respect to the increase or increases of the variable portion of the capital stock of the Company, it is approved that any Series A shares held in the Company’s treasury account can be used and put into circulation, including without limitation those Series A shares held in the treasury account that were intended to be used to cover the exercise by the holders of the warrants identified with ticker symbol “VTW408A-EC001” issued by the Company, which were already exercised and cancelled in their entirety.”

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